EXHIBIT 10.5i

SCHEDULE OF MANAGEMENT PARTIES

Name	Title

Janet M. Dolan	President and Chief Executive Officer

Anthony T. Brausen	Vice President, Chief Financial Officer and Treasurer

Thomas J. Dybsky	Vice President, Human Resources

Steven K. Weeks	Vice President, North America Field Operations

Anthony Lenders	Vice President and Managing Director, TNV

Robert J. Luck	Vice President, Australia/Export/Japan

Rex L. Carter	Vice President and Chief Information Officer

H. Chris Killingstad	Vice President, North America

Eric A. Blanchard	Vice President, General Counsel and Secretary

Heidi M. Hoard	Assistant General Counsel

Mark J. Fleigle	Vice President, Research & Development